Exhibit 99.1

Citius Pharmaceuticals, Inc. Reports Fiscal Full Year 2021 Financial Results and Provides Business Update

$70.1 million in cash and cash equivalents as of September 30, 2021 to advance pipeline

Completed treatment phase of Pivotal Phase 3 trial in cancer immunotherapy I/ONTAK for the treatment of cutaneous T-cell lymphoma

Independent Data Monitoring Committee recommended continuing the Mino-Lok® Phase 3 clinical superiority trial as planned without modifications; no safety concerns identified

CRANFORD, N.J., December 15, 2021 -- Citius Pharmaceuticals, Inc. (“Citius” or the “Company”) (Nasdaq: CTXR), a late-stage biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products with a focus on oncology, anti-infective products in adjunct cancer care, unique prescription products, and stem cell therapies, today reported business and financial results for the fiscal full year ended September 30, 2021.

Fiscal Full Year 2021 Business Highlights and Subsequent Developments

-	Completed subject treatment in December 2021 in Pivotal Phase 3 trial of I/ONTAK (E7777) with topline results anticipated in the first half of 2022 and a biologics license application (BLA) submission in the second half of 2022;

-	Acquired Dr. Reddy’s Laboratories’ license for late-Phase 3 oncology immunotherapy I/ONTAK for the treatment of cutaneous T-cell lymphoma (CTCL) and other cancer indications;

-	Received third positive recommendation from independent Data Monitoring Committee to continue the Mino-Lok® Phase 3 clinical superiority trial as planned without modifications; no safety concerns identified;

-	Completed dose-ranging proof-of-concept sheep study of iPSC-derived novel induced-mesenchymal stem cells (i-MSCs) for the treatment of acute respiratory distress syndrome (ARDS); analysis and documentation underway for peer-reviewed publication submission;

-	Expanded clinical, manufacturing and commercial capabilities with the addition of seasoned pharmaceutical executives;

-	Citius added to the Russell 3000® and 2000® indexes; and,

-	Raised net proceeds of $120.6 million in financing activities during the year.

Financial Highlights

-	Cash and cash equivalents of $70.1 million as of September 30, 2021;

-	R&D expenses were $12.2 million for the full year ended September 30, 2021, compared to $8.8 million for the full year ended September 30, 2020;

-	G&A expenses were $9.8 million for the full year ended September 30, 2021, compared to $8.1 million for the full year ended September 30, 2020;

-	Stock-based compensation expense was $1.5 million for the full year ended September 30, 2021, compared to $0.8 million for the full year ended September 30, 2020; and,

-	Net loss was $23.1 million, or ($0.23) per share for the full year ended September 30, compared to a net loss of $17.5 million, or ($0.45) per share for the full year ended September 30, 2020.

“2021 was a transformative year for Citius as we positioned the company financially and strategically to drive growth. We raised more than $120 million in proceeds to support our activities, providing us with the flexibility to advance our clinical programs and invest in opportunities for additional growth. With the recent addition of cancer immunotherapy I/ONTAK to our portfolio, we now have a robust pipeline that includes two late Phase 3 programs and three potentially first-in-class products,” stated Myron Holubiak, President and Chief Executive Officer of Citius Pharmaceuticals.

“As we move into 2022, we anticipate multiple positive milestones. These include: accelerated enrollment and completion of the Mino-Lok® trial during the year, topline results in the first half of 2022 for the recently completed I/ONTAK Pivotal Phase 3 trial followed by a BLA submission in the second half of the year, initiation of the Halo-Lido study in early 2022 and completion of the study by the end of the year, and continued progress on Mino-Wrap and our iPSC-derived mesenchymal stem cells for the treatment of acute respiratory distress syndrome (ARDS). With the addition of key personnel to our clinical, manufacturing and commercial teams, we are aligning our resources to ensure continued progress across each of our development programs, and the successful launch of potentially two commercial products in 2023. We believe our strong balance sheet will allow us to execute our development programs as planned in 2022 and we do not anticipate a need to raise additional capital in the coming year,” concluded Mr. Holubiak.

Full Year 2021 Financial Results:

Liquidity

As of September 30, 2021, the Company had $70.1 million in cash and cash equivalents. During the fiscal year ended September 30, 2021, the Company received net proceeds of $120.6 million from financing activities.

In January 2021, the Company closed a private placement for common stock and warrants totaling gross proceeds of approximately $20 million and net proceeds of $18.5 million. In February 2021, the Company closed a registered direct offering of its common stock and warrants for gross proceeds of $76.5 million and net proceeds of $71 million. During the year ended September 30, 2021, the Company received $31.2 million in proceeds from the exercise of common stock options and warrants.

On June 21, 2021, stockholders approved an amendment to the Company’s Articles of Incorporation to increase the authorized number of shares from 210,000,000 to 410,000,000 and the authorized number of common shares from 200,000,000 to 400,000,000. As of September 30, 2021, the Company had 145,979,429 common shares issued and outstanding.

In 2021, the Company raised a total of $127.6 million through financing activities. We estimate that we will have sufficient funds for our operations through March 2023.

Research and Development (R&D) Expenses

R&D expenses were $12.2 million for the full year ended September 30, 2021, compared to $8.8 million for the full year ended September 30, 2020. The increase of $3.4 million is primarily due to an increase in research and development expenses for our proposed novel cellular therapy for ARDS of $6.1 million, of which $5 million was a license fee paid to Novellus, and an increase in R&D expenses related to the I/ONTAK license and Mino-Wrap, offset by decreases in research and development expenses related to our Mino-Lok® and Halo-Lido product candidates.

We expect that research and development expenses will increase in fiscal 2022 as we continue to focus on our Phase 3 trial for Mino-Lok®, progress the Halo-Lido product candidate, and continue our research and development efforts related to ARDS, Mino-Wrap and I/ONTAK (E7777).

General and Administrative (G&A) Expenses

G&A expenses were $9.8 million for the full year ended September 30, 2021, compared to $8.1 million for the full year ended September 30, 2020. The primary reason for the increase is costs associated with additional compensation costs for new employees and performance bonuses. General and administrative expenses consist primarily of compensation costs, professional fees related to our capital raising activities, corporate development services, and investor relations.

Stock-based Compensation Expense

For the full year ended September 30, 2021, stock-based compensation expense was $1.5 million as compared to $0.8 million for the prior year. The increase reflects expenses related to new grants made by Citius and the NoveCite stock option plan.

Net loss

Net loss was $23.1 million, or ($0.23) per share for the year ended September 30, compared to a net loss of $17.5 million, or ($0.45) per share for the year ended September 30, 2020. The increase in net loss is primarily due to the $3.4 million increase in our research and development expenses and a $1.6 million increase in general and administrative expenses.

About Citius Pharmaceuticals, Inc.

Citius is a late-stage biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products, with a focus on oncology, anti-infectives in adjunct cancer care, unique prescription products, and stem cell therapies. The Company has two late-stage product candidates, Mino-Lok®, an antibiotic lock solution for the treatment of patients with catheter-related bloodstream infections (CRBSIs), which is currently enrolling patients in a Phase 3 Pivotal superiority trial, and I/ONTAK (E7777), a novel IL-2R immunotherapy for an initial indication in cutaneous T-cell lymphoma (CTCL), which has completed subject treatment in its Pivotal Phase 3 trial. Mino-Lok® was granted Fast Track designation by the U.S. Food and Drug Administration (FDA). I/ONTAK has received orphan drug designation by the FDA for the treatment of CTCL and peripheral T-cell lymphoma (PTCL). Through its subsidiary, NoveCite, Inc., Citius is developing a novel proprietary mesenchymal stem cell treatment derived from induced pluripotent stem cells (iPSCs) for acute respiratory conditions, with a near-term focus on acute respiratory distress syndrome (ARDS). For more information, please visit www.citiuspharma.com.

Safe Harbor

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are made based on our expectations and beliefs concerning future events impacting Citius. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “plan,” “should,” and “may” and other words and terms of similar meaning or use of future dates. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are: risks relating to the results of research and development activities, including those from existing and new pipeline assets; uncertainties relating to preclinical and clinical testing; the early stage of products under development; our ability to successfully undertake and complete clinical trials and the results from those trials for our product candidates; our need for substantial additional funds; our dependence on third-party suppliers; the estimated markets for our product candidates and the acceptance thereof by any market; the ability of our product candidates to impact the quality of life of our target patient populations; our ability to commercialize our products if approved by the FDA; market and other conditions; our ability to attract, integrate, and retain key personnel; risks related to our growth strategy; patent and intellectual property matters; our ability to attract, integrate, and retain key personnel; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; our ability to identify, acquire, close and integrate product candidates and companies successfully and on a timely basis; our ability to procure cGMP commercial-scale supply; government regulation; competition; as well as other risks described in our SEC filings. These risks have been and may be further impacted by Covid-19. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding our business are described in detail in our Securities and Exchange Commission (“SEC”) filings which are available on the SEC’s website at www.sec.gov, including in our Annual Report on Form 10-K for the year ended September 30, 2021, filed with the SEC on December 15, 2021 and updated by our subsequent filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Investor Relations for Citius Pharmaceuticals:

Ilanit Allen

Vice President, Corporate Communications and Investor Relations

T: 908-967-6677 x113

E: iallen@citiuspharma.com

-- Financial Tables Follow –

CITIUS PHARMACEUTICALS, INC.

CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2021 AND 2020

	2021	2020
ASSETS
Current Assets:
Cash and cash equivalents	$70,072,946	$13,859,748
Prepaid expenses	2,741,404	122,237
Total Current Assets	72,814,350	13,981,985

Property and equipment, net	7,023	1,577

Operating lease right-of-use asset, net	822,828	986,204

Other Assets:
Deposits	38,062	57,093
In-process research and development	59,400,000	19,400,000
Goodwill	9,346,796	9,346,796
Total Other Assets	68,784,858	28,803,889

Total Assets	$142,429,059	$43,773,655

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,277,095	$1,856,235
Accrued expenses	621,960	164,040
Accrued compensation	1,906,000	1,654,919
Accrued interest	—	89,970
Notes payable – related parties	—	172,970
Operating lease liability	177,237	158,999
Total Current Liabilities	3,982,292	4,097,133

Note payable – paycheck protection program	—	164,583
Deferred tax liability	4,985,800	4,985,800
Operating lease liability – non current	678,234	855,471
Total Liabilities	9,646,326	10,102,987

Commitments and Contingencies

Stockholders’ Equity:
Preferred stock - $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock - $0.001 par value; 400,000,000 shares authorized; 145,979,429 and 55,576,996 shares issued and outstanding at September 30, 2021 and 2020, respectively	145,979	55,577
Additional paid-in capital	228,084,195	104,208,958
Accumulated deficit	(96,047,821)	(70,593,867)
Total Citius Pharmaceuticals, Inc. Stockholders’ Equity	132,182,353	33,670,668
Non-controlling interest	600,380	—
Total Equity	132,782,733	33,670,668

Total Liabilities and Equity	$142,429,059	$43,773,655

CITIUS PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED SEPTEMBER 30, 2021 AND 2020

	2021	2020
Revenues	$—	$—

Operating Expenses:
Research and development	12,240,503	8,812,810
General and administrative	9,836,412	8,094,614
Stock-based compensation – general and administrative	1,454,979	803,261
Total Operating Expenses	23,531,894	17,710,685

Operating Loss	(23,531,894)	(17,710,685)

Other Income (Expense):
Interest income	261,825	68,066
Gain on forgiveness of note payable - Paycheck Protection Program and accrued interest	166,557
Other income	59,917	110,207
Interest expense	(10,839)	(15,673)
Total Other Income, Net	477,460	162,600

Net Loss	(23,054,434)	(17,548,085)
Deemed dividend on warrant extension	1,450,876	—

Net Loss Applicable to Common Stockholders	$(24,505,310)	$(17,548,085)

Net Loss Per Share Applicable to Common Stockholders - Basic and Diluted	$(0.23)	$(0.45)

Weighted Average Common Shares Outstanding
Basic and diluted	108,599,080	39,165,248

CITIUS PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED SEPTEMBER 30, 2021 AND 2020

	2021	2020
Cash Flows From Operating Activities:
Net loss	$(23,054,434)	$(17,548,085)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	1,454,979	803,261
Issuance of common stock for services	68,000	528,770
Amortization of operating lease right-of-use asset	163,376	151,520
Depreciation	1,492	844
Gain from forgiveness of notes payable – paycheck protection program and accrued interest	(166,557)	—
Changes in operating assets and liabilities:
Prepaid expenses	(2,619,167)	(74,126)
Deposits	19,031	—
Accounts payable	(579,140)	(857,307)
Accrued expenses	457,920	(82,185)
Accrued compensation	251,081	254,231
Accrued interest	(87,996)	15,673
Operating lease liability	(158,999)	(123,254)
Net Cash Used In Operating Activities	(24,250,414)	(16,930,658)

Cash Flows From Investing Activities:
Purchase of property and equipment	(6,938)	(1,831)
Purchase of in-process research and development	(40,000,000)	—
Net Cash Used In Investing Activities	(40,006,938)	(1,831)

Cash Flows From Financing Activities:
Proceeds from notes payable – paycheck protection program	—	164,583
Principal paid on notes payable – related parties	(172,970)	—
Proceeds from sale of NoveCite, Inc. common stock	500	—
Proceeds from common stock warrant exercises	31,130,134	7,156,549
Proceeds from common stock option exercises	82,634	—
Net proceeds from underwritten offerings	—	8,700,201
Net proceeds from private placement	18,450,410	—
Net proceeds from registered direct offerings	70,979,842	6,877,100
Net Cash Provided By Financing Activities	120,470,550	22,898,433

Net Change in Cash and Cash Equivalents	56,213,198	5,965,944
Cash and Cash Equivalents – Beginning of Year	13,859,748	7,893,804
Cash and Cash Equivalents – End of Year	$70,072,946	$13,859,748

Supplemental Disclosures of Cash Flow Information and Non-cash Activities:
Operating lease right-of-use asset and liability recorded upon adoption of ASC 842	$—	$1,137,724